Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured California Premium Income Municipal Fund, Inc.
33-46939
811-06620

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the Fundamental Investment Policies are as follows:

   To approve the elimination
of the fundamental policy
relating to commodities.
    Common and MuniPreferred
shares voting
together as a
class
     MuniPreferred
shares voting
together as a
class
   For
               3,016,892
                       350
   Against
                  207,350
                         31
   Abstain
                  213,590
                         13
   Broker Non-Votes
                  862,903
                       932
      Total
               4,300,735
                    1,326



To approve the new fundamental
 policy relating to commodities.


   For
               2,974,906
                       352
   Against
                  232,677
                         29
   Abstain
                  230,249
                         13
   Broker Non-Votes
                  862,903
                       932
      Total
               4,300,735
                    1,326



To approve the elimination of the fundamental policies relating to derivatives and short sales.


   For
               2,996,272
                       346
   Against
                  228,685
                         35
   Abstain
                  212,875
                         13
   Broker Non-Votes
                  862,903
                       932
      Total
               4,300,735
                    1,326



To approve the elimination of the fundamental policies prohibiting investment in other investment companies.


   For
               3,004,567
                       348
   Against
                  217,385
                         33
   Abstain
                  215,880
                         13
   Broker Non-Votes
                  862,903
                       932
      Total
               4,300,735
                    1,326



To approve the elimination of the fundamental policies relating to investments in insured municipal securities.


   For
               3,007,961
                       354
   Against
                  222,270
                         29
   Abstain
                  207,601
                         11
   Broker Non-Votes
                  862,903
                       932
      Total
               4,300,735
                    1,326



To approve the new fundamental policy relating to investments in insured municipal securities.


   For
               3,081,378
                       356
   Against
                  149,089
                         27
   Abstain
                  207,365
                         11
   Broker Non-Votes
                  862,903
                       932
      Total
               4,300,735
                    1,326

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012592.